EXHIBIT 12.(b)

HANNA INVESTMENT TRUST

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of the Paladin Long Short Fund (the “Fund”), a series of the Hanna Investment Trust, on Form N-CSR for the period ended August 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Mark Hanna, Principal Executive Officer and Principal Financial Officer of the Fund, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: November 5, 2013	By:	/s/ Mark Hanna
Mark Hanna Trustee, President, Treasurer, Principal Executive Officer and Principal Financial Officer Hanna Investment Trust

A signed original of this written statement required by Section 906 has been provided to the Hanna Investment Trust and will be retained by the Hanna Investment Trust and furnished to the Securities and Exchange Commission or its staff upon request.  This certification is being furnished to the Commission pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.